EXHIBIT 10.3
                              SECURITY AGREEMENT

  THIS SECURITY AGREEMENT ("Agreement"), dated as of the 10th day of August, 1999, is made between The President Riverboat Casino-Mississippi, Inc., a Mississippi corporation ("Debtor"), and American Gaming & Entertainment, Ltd., a Delaware corporation ("Secured Party"), who agree as follows:

                                   RECITALS

  A. The Debtor is or will be indebted unto the Secured Party for a loan made or to be made pursuant to the terms of that certain promissory note dated of even date herewith in the aggregate principal amount of Five Million Eight Hundred, Twenty-Seven Thousand Five Hundred and NO/100 ($5,827,500.00) made by the Debtor payable to the order of the Secured Party (as it may from time to time be amended, modified, supplemented, replaced, restated, renewed or extended, the "Note").

  B. In order to secure the full and punctual payment and performance of the Indebtedness (as hereinafter defined), the Debtor has agreed to execute and deliver this Agreement and to grant a continuing security interest in and to the Collateral (as hereinafter defined).


                                  AGREEMENT

                                  ARTICLE 1

                                GENERAL TERMS

  Section 1.1 Terms Defined Above or Elsewhere. As used in this Agreement, the terms "Agreement", "Debtor", "Secured Party" and "Note" and shall have the meanings indicated above.

  Section 1.2 Certain Definitions. As used in this Agreement, the following additional terms shall have the meanings indicated:

  "Barge" means the GOLD COAST CASINO (U.S. Coast Guard Official Number 995650), and all improvements and structures from time to time thereon, and all equipment and appurtenances from time to time thereon or thereof, including without limitation all engines, machinery, masts, spars, boats, cables, motors, tools, anchors, chains, booms, cranes, rigs, pumps, pipes, tanks, tackle, rigging, supplies, fittings and all other property located thereon, derived therefrom or used in connection therewith.

  "Collateral" has the meaning set forth in Section 2.1 of this Agreement.

  "Equipment" means (a) all "equipment" (as defined in the UCC) located on the Barge, whether now owned or hereafter acquired by the Debtor, together with all additions, accessories, parts, attachments, special tools and accessions now and hereafter affixed thereto or used in connection therewith, and all replacements thereof and substitutions therefor and (b) the Barge and all slot machines and other gaming devices, machinery, tools, fire sprinklers, alarm,
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air conditioning, heating, refrigerating and electronic monitoring systems and equipment, window or structural cleaning rigs, maintenance equipment, equipment for the exclusion of vermin or insects or the removal of dust, refuse or garbage, lobby and all other indoor and outdoor furniture (including tables, chairs, planters, desks, sofas, shelves, lockers and cabinets), wall beds, wall safes, furnishings, appliances (including ice boxes, refrigerators, fans, heaters, stoves, water heaters and incinerators), rugs, carpets and other floor coverings, draperies and drapery rods and brackets, awnings, window shades, venetian blinds, curtains, wall hangings, lamps, chandeliers and other lighting fixtures and office maintenance and other supplies located thereon.

  "Event of Default" means the occurrence of any one or more of the following events:

    (1) Default in the payment of principal of the Note as and when the same shall become due and payable and such default continues unremedied for twenty
(20) days; or

    (2) Default in the due and punctual observance and performance of any provisions of Sections 4.1 or 4.4 hereof; or

    (3) Default in the due observance or performance of any of the other covenants and conditions herein, in the Sale Agreement, in the exhibits thereto, as executed and/or in the Note required to be kept and performed, and continuance of such default for fifteen (15) days after written notice by the Secured Party; provided, however, that the Debtor shall not be deemed to be in default for failure to keep the Collateral in good condition, working order and repair pursuant to Section 4.03 if the Debtor shall be diligently taking steps to comply with the requirements of said Section; or

    (4) Any representations and warranties made in this Agreement are untrue in any material respect; or

    (5) The Debtor shall apply for or consent to the appointment of a receiver or trustee of the Debtor or for the Collateral or the commencement of a bankruptcy case; or

    (6) An order, judgment or decree shall be entered, without the application, approval or consent of the Debtor, by any court of competent jurisdiction, approving a petition appointing a receiver or trustee of the Debtor or for the Collateral or for the commencement of a bankruptcy case, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days;

    (7) The Collateral is posted for foreclosure or notice of a sale to satisfy a Lien on the Collateral is given as required by applicable law;

    (8)Secured Party receives notice of cancellation of insurance in accordance with the required time restriction agreed to by the insurance company, and such insurance is not replaced at least ten days prior to the effective date of the cancellation; or


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    (9)  Any "Event of Default" occurs under the Mortgage.

  "Indebtedness" means all present and future amounts, liabilities and obligations of the Debtor to the Secured Party or to any successor or transferee thereof under or pursuant to the Note or this Agreement, whether said amounts, liabilities or obligations are liquidated or unliquidated, now existing or hereafter arising, in principal, interest, deferral and delinquency charges, prepayment premiums, costs and attorneys' fees, as therein stipulated, and under and pursuant to all amendments, supplements, restatements, renewals and extensions to or of any of said documents.

  "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, estates for years, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

  "Mortgage" means the Preferred Ship Mortgage on the Whole of the Gold Coast Casino Barge dated of even date herewith by the Debtor in favor of the Secured Party, as it may from time to time be amended, modified or supplemented.

  "Permitted Liens" means (i) the Security Interests and any other Liens in favor of the Secured Party, (ii) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, and provided that no notice of tax sale shall have been provoked or advertised; (iii) Liens of lessors (subordinated), carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, and provided that no foreclosure or sale has been initiated or advertised; (iv) Liens constituting purchase money security interests, (v) any other Liens permitted by the Secured Party in writing to be created or assumed or to otherwise exist on the Collateral, and
(vi) with respect to gaming devices that are subject to lease arrangements where the Debtor is the lessee thereof (except for where the lessor is controlled by, controls or is affiliated with the Debtor), precautionary Liens in favor of the lessor thereof to the extent the Debtor would be deemed to be the owner thereof, which liens shall be senior to any Lien thereon under this Agreement.

  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

  "Proceeds" means all cash and non-cash proceeds of, and all other profits,

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income, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, and all additions to, substitutions for or accessions of any Collateral, including without limitation all claims of the Debtor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, and including proceeds of all such proceeds, in each case whether now existing or hereafter arising.

  "Security Interests" means the security interests in the Collateral granted hereunder securing the Indebtedness.

  "UCC" means Miss. Code Ann. Section 75-9-101 et seq. (1972), as amended from time to time; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Mississippi, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                                  ARTICLE 2

                              SECURITY INTEREST

  Section 2.1 The Security Interests. In order to secure the full and punctual payment and performance of all present and future Indebtedness, the Debtor hereby grants to the Secured Party a continuing security interest in and to, and collaterally assigns and pledges to the Secured Party, all right, title and interest of the Debtor in, to or under the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located:

  (l)  the Equipment;

  (2) All books and records of the Debtor pertaining to any of the Collateral; and

  (3) All Proceeds and products of all or any of the Collateral described in clauses l through 2 hereof; provided, that the inclusion of such proceeds does not constitute the Secured Party's consent to the disposition of the Collateral except as provided in this Agreement.

The term "Collateral" means each and all of the items and property rights described in clauses 1-3 above. It is understood and agreed that gaming devices (including without limitation slot machines) and other items of Collateral from time to time leased by the Debtor from other parties (other than parties who control, are controlled by or are affiliated with the Debtor) and the rights of the Debtor thereto are not, and shall not be or be deemed to be, Equipment or Collateral.

  Section 2.2  No Liability.  The Security Interests are granted as security

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only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Debtor with respect to any of the Collateral or any transaction in connection therewith.

                                  ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES

  The Debtor represents and warrants to the Secured Party that:

  Section 3.1 Name. The name of the Debtor as it appears in its articles or certificate of incorporation, as amended, is as it appears on page 1 of this Agreement. Such name is the only name that the Debtor has had since its organization.

  Section 3.2 Taxpayer Identification Number. The federal taxpayer identification number of the Debtor is 64-0814936.

  Section 3.3 Records Location. The Debtor maintains books or records relating to the Collateral on the Barge or at 802 North First Street, St. Louis, Missouri 63102.

  Section 3.4 Filing Location. When Uniform Commercial Code financing statements have been filed in the State of Mississippi (with the Mississippi Secretary of State and the Uniform Commercial Code records of the Second Judicial District of Harrison County, Mississippi), the Security Interests shall constitute perfected security interests in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for the Permitted Liens to the extent that such priority is afforded by the UCC.

  Section 3.5 No Inconsistent Agreements. The Debtor has not performed any acts or signed any agreements which might prevent the Secured Party from enforcing any of the terms of this Agreement or which would limit the Secured Party in any such enforcement.

  Section 3.6 Title. The Debtor has good and merchantable title to the Collateral (except that, with respect to Collateral received from the Secured Party, the Debtor represents and warrants only such title as it received from the Secured Party), free of Liens, except Permitted Liens. Furthermore, the Debtor has not heretofore conveyed or agreed to convey or encumber or grant an interest in any Collateral in any way, except in favor of the Secured Party.

  Section 3.7 Priority. The Debtor has not granted to any party other than the Secured Party any security interest in the Collateral, and the Debtor has not taken any actions or inaction that have caused any party other than the Secured Party to have any security interest in the Collateral.

                                  ARTICLE 4

                                  COVENANTS

  Section 4.1  Notice of Changes.  The Debtor will not change its name,

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identity, federal tax identification number or corporate structure in any manner unless it shall have given the Secured Party at least 30 days' prior written notice thereof. Debtor will not change its name or taxpayer identification number without the prior written consent of the Secured Party, which may be conditioned on Debtor's execution of additional documentation to preserve the priority of Secured Party's Lien.

  Section 4.2 Filing. The Debtor agrees that a carbon, photographic, facsimile, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Debtor shall pay all costs of, or incidental to, the recording or filing of any financing, amendment, continuation, termination or other statements concerning the Collateral.

  Section 4.3 Condition of Equipment. The Debtor will maintain, preserve and keep the Equipment at all times in thorough repair and good working order and condition, and from time to time make all needful repairs, renewals and additions so that its value and the Security Interests shall at no time become impaired. The Debtor will not do or permit anything to be done to the Equipment that may violate the terms of any insurance covering the Equipment or any part thereof.

  Section 4.4 Insurance. (a) The Debtor will cause to be carried and maintained on the Collateral, without expense to the Secured Party, insurance in such amounts, against such risks (including, without limitation, pollution, fire, public liability, excess liability and umbrella coverages, property damage, and workmen's compensation), in such form, including without limitation the form of the loss payable clause (naming the Secured Party and the Debtor as loss payee), cancellation clause, navigation limits, and the designation of named assured, and with such insurance companies, insurers, underwriters or funds, and on such policy forms, as the Secured Party shall from time to time approve. In no event shall the Hull value on the Barge be less than the outstanding amount of Indebtedness. In no event shall the protection and indemnity insurance, including umbrella coverage, on the Barge be less than $7,000,000. Such insurance coverage policies shall contain an agreement by the insurer not to cancel or amend the policies without giving the Secured Party at least 30 days' prior written notice of its intention to do so.

  (b) Payments in respect of any loss under insurance carried pursuant to this Section 4.4 shall be made to the Debtor and the Secured Party, as their respective interests may appear.

  (c) If any claim or lien is asserted against the Barge for loss, damage or expense which is covered by insurance required hereunder and it is necessary for the Debtor to obtain a bond or supply other security to prevent arrest of the Barge or to release the Barge from arrest on account of such claim or lien, the Secured Party, on request of the Debtor, may, in the sole discretion of the Secured Party, assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Barge from such arrest, all right, title and interest of the Secured Party in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

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  (d)  The Debtor will deliver to the Secured Party whenever so requested by the Secured Party certified copies of all cover notes, binders and policies for the purpose of inspection.

  (e) The Debtor agrees that it will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or canceled, and that he will not permit or allow the Barge to undertake any voyage, engage in any venture or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously insured such Barge by additional coverage to extend to such voyages, ventures, risks or cargoes.

  Section 4.5 Transfer and Other Liens. The Debtor will not sell, lease, transfer, exchange or otherwise dispose of the Collateral, or any part thereof, without the prior written consent of the Secured Party and will not permit any Lien to attach to the Collateral, or any part thereof, other than Permitted Liens, except that the Debtor may, in the ordinary course of its business and in the absence of an Event of Default, (i) dispose of obsolete or unusable items of Equipment (other than the Barge), provided that the aggregate value of all Equipment that is disposed of under this clause prior to the repayment of the Indebtedness does not exceed $100,000, free of the Lien of this Agreement without any action required of the Secured Party, (ii) sell Equipment (other than the Barge), free of the Lien of this Agreement without any action required of the Secured Party, in order to replace gaming devices if the replacement gaming devices are of equal or greater value and comparable quality and are purchased by the Debtor, not financed through any purchase money security interest or otherwise encumbered by any other liens and (iii) sell or otherwise dispose of other Equipment (other than the Barge), free of the Lien of this Agreement without any action required of the Secured Party, in order to replace gaming devices if the replacement gaming devices are leased by the Debtor or purchased by the Debtor subject to a purchase money security interest, provided that the aggregate value of all Equipment that is sold or disposed of under this clause prior to repayment of the Indebtedness does not exceed $250,000.

  Section 4.6 Right of Inspection and Information. The Debtor will allow the Secured Party to inspect the Equipment from time to time during normal business hours so long as such inspections do not interrupt the Debtor's business. Debtor will furnish to the Secured Party promptly upon request and in the form and content specified by the Secured Party such data and information concerning the Collateral as the Secured Party may from time to time specify.

  Section 4.7 Taxes. The Debtor will pay as and when due and payable all taxes, levies, license fees, assessments, and other impositions levied on the Collateral or any part thereof before its use and operation or which otherwise, if unpaid, might become a Lien upon any Collateral; provided, that the Debtor shall not be required to pay any such tax, levee, fee, assessment or imposition if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the Debtor shall have set up reserves therefor adequate under generally accepted accounting principles (provided that such reserves may be set up under generally accepted accounting principles); provided, further, that any

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such contest shall prevent the posting for sale or the sale of the Collateral under special execution or otherwise for the payment of any such tax, levee, fee, assessment or imposition, or other forfeiture or loss of title to the Collateral.

  Section 4.8 Further Assurances. On request of the Secured Party, the Debtor will promptly (i) correct any defect, error or omission which may be discovered in the contents of this Agreement or any financing statement relating thereto or in the execution or acknowledgment of this Agreement or any financing statement; (ii) execute, acknowledge, deliver and record such further instruments (including, without limitation, further security agreements, financing statements, continuation statements and assignments of accounts, contract rights, general intangibles and proceeds) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement and to more fully identify and subject to the Security Interests hereof any property intended to be covered hereby, including without limitation any renewals, additions, substitutions, replacements or accessions to the Collateral; and (iii) execute, acknowledge, deliver and record any document or instrument (including specifically any financing statement) necessary, desirable or proper to protect the Liens and Security Interests hereunder against the rights or interests of third persons. The Debtor shall pay all filing costs connected with any of the foregoing.

  Section 4.9 Collateral Indemnity. If the validity or priority of this Agreement or any rights, security interests or other interests created or evidenced hereby shall be attacked, endangered or questioned or if any legal proceedings are instituted with respect thereto, the Debtor will give prompt written notice thereof to the Secured Party and at the Debtor's own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Secured Party (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, security interests and other interests created or evidenced hereby, and all reasonable expenses so incurred of every kind and character shall be a demand obligation owing by the Debtor to the Secured Party and shall be a part of the Indebtedness.

  Section 4.10 Compliance with Laws. The Debtor will observe and comply (to the extent necessary so that any failure will not materially and adversely affect the business of the Debtor) with all laws, statutes, ordinances, rules, regulations, judgments, decrees, franchises, permits, licenses, certificates and requirements of all federal, state, county, municipal and other governmental agencies, departments, commissions, boards, courts and authorities applicable to the Debtor or to the Collateral. The Debtor shall give prompt notice to the Secured Party of any notice to the Debtor by any governmental agency of any alleged violation of law by the Debtor that would, if determined adversely to the Debtor, have a material adverse effect on the business of the Debtor.

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                                  ARTICLE 5

                                   DEFAULT

  Section 5.1 Sale. Upon the occurrence and continuance of an Event of Default, the Secured Party may exercise all rights of a secured party under the UCC and other applicable law (including without limitation such rights under the UCC or other applicable law authorizing the taking of self-help remedies by a secured party in protecting its rights in, to and under collateral) and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may deem satisfactory. The Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Debtor will execute and deliver such documents and take such other action as the Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law.
Upon any such sale the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtor which may be waived, and the Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The Debtor agrees that ten (10) days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC (or, if applicable, the comparable section of the UCC under the laws of another jurisdiction), except that shorter or no notice shall be reasonable as to any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The notice (if any) of such sale shall (l) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels or portions, as the Secured Party may determine. The Secured Party shall not be obligated to make any such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Debtor hereby grants unto Secured Party, and will cause its affiliates to grant, as necessary, the right

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to use the existing premises and docking facilities of Debtor, for a period of four (4) months from any foreclosure within which to remove the Collateral from Debtor's premises, free of any rent or charge.

  Section 5.2 Assemble Collateral. For the purpose of enforcing any and all rights and remedies under this Agreement the Secured Party may (i) require the Debtor to, and the Debtor agrees that it will, at its expense and upon the request of the Secured Party, forthwith assemble all or any part of the Collateral as directed by the Secured Party and make it available at a place designated by the Secured Party which is, in its opinion, reasonably convenient to the Secured Party and the Debtor, whether at the premises of the Debtor or otherwise, and the Secured Party shall be entitled to specific performance of this obligation, (ii) to the extent permitted by applicable law of this or any other state, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Debtor's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Debtor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Secured Party deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Debtor.

  Section 5.3 Limitation on Duty of Secured Party. Beyond the exercise of reasonable care in the custody thereof, the Secured Party shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon. The Secured Party shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Secured Party in good faith.

  Section 5.4 Appointment of Agent. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Secured Party may appoint a bank or trust company or one or more other Persons with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment.

  Section 5.5 Expenses. At any time during which Indebtedness remains outstanding, the Secured Party may, but shall not be required to, upon five days' notice to the Debtor, pay the costs of all insurance and all expenses of protecting storing, warehousing, handling and maintaining the Collateral, any and all excise, property, sales, use, gaming and other taxes imposed by any federal, state or local authority on any of the Collateral, or any costs associated with maintaining the rank of any Security Interest. The Debtor will promptly reimburse the Secured Party for any such payment unless (a) the Debtor notifies the Secured Party within five days of receiving notice that the Secured Party intends to pay any such expenses that such expenses have

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been paid or are not due and (b) such expenses have, in fact, been paid or are not legally due. All sums so paid or incurred by the Secured Party for any of the foregoing and any and all other sums for which the Debtor may become liable hereunder and all costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by the Secured Party in enforcing or protecting the Security Interests or any of its rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate of twelve percent (12.0%) per annum, be additional Indebtedness hereunder and Debtor agrees to pay all of the foregoing sums promptly.


                                  ARTICLE 6

                                MISCELLANEOUS

  Section 6.1 Notices. Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served to the Debtor and the Secured Party shall be deemed to have been sufficiently given and served for all purposes if made in accordance with the Mortgage to the following addresses (or such other addresses as the parties may notify each other, in writing):

  If to the Debtor:  The President Riverboat Casino-Mississippi, Inc.
                     802 North First Street
                     St. Louis, Missouri 63102
                     Attn: James A. Zweifel

                     with copies to:

                     James W. O'Mara
                     Phelps Dunbar, L.L.P.
                     Suite 500, SkyTel Centre
                     200 South Lamar Street
                     Jackson, Mississippi 39225
                     Telephone:  (601) 352-2720
                     Facsimile:  (601) 360-9777

                     and

                     Virginia Boulet
                     Phelps Dunbar, L.L.P.
                     400 Poydras Street, 30th Floor
                     New Orleans, Louisiana 70130
                     Telephone:  (504) 584-9286
                     Facsimile:  (504) 568-9130

  If to the Secured Party:  American Gaming & Entertainment, Ltd.
                            One Woodland Avenue
                            Paramus, NJ  07652
                            Attn:  J. Douglas Wellington

                            with copies to:

                            Robert A. Byrd, Esq.
                            Byrd & Wiser
                            P.O. Box 1939
                            Biloxi, MS  39533-1939
                            Telephone:  (228) 432-8123
                            Facsimile:  (228) 432-7029

                            Bobbie T. Shell, Esq.
                            Baker & Botts, L.L.P.
                            2001 Ross Ave., Ste. 700
                            Dallas, TX  75201
                            Telephone:  (214) 953-65000
                            Facsimile:  (214) 953-6503

                            Shamrock Holdings Group, Inc.
                            Two Clinton Square
                            Syracuse, New York 13202
                            Telephone:  (315) 422-9000
                            Facsimile:  (315) 422-9361
                            Attention:  Richard C. Breeden

                            T. Glover Roberts, Esq.
                            Sheinfeld, Maley & Kay, P.C.
                            1700 Pacific Avenue, Suite 4400
                            Dallas, Texas  75201
                            Telephone:  (214) 953-8019
                            Facsimile:(214) 953-8199

                            William S. Boyd, Esq.
                            P.O. Box 1326
                            Gulfport, MS  39502
                            Telephone:  (228) 864-1915
                            Facsimile:  (228) 864-1957

                            John Hedglin, Esq.
                            Rimmer, Rawlings, MacInnis
                            & Hedglin
                            1290 Deposit Guaranty Plaza
                            Jackson, MS  39201
                            Telephone:  (601) 969-1030
                            Facsimile:  (601) 969-1040

                              and

                            Douglas S. Draper, Esq.
                            Heller, Draper, Hayden, Horn, L.L.C.
                            650 Poydras Street
                            Suite 2500
                            New Orleans, La. 70130-6103
                            Telephone:  (504) 568-1888
                            Facsimile:  (504) 522-0949

  Section 6.2 Amendment. Neither this Agreement nor any provisions thereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

  Section 6.3 Waivers. No course of dealing on the part of the Secured Party, its officers, employees, consultants or agents, nor any failure or delay by the Secured Party with respect to exercising any of its rights, powers or privileges under this Agreement shall operate as a waiver thereof.

  Section 6.4 Cumulative Rights. The rights and remedies of the Secured Party under this Agreement and any other agreements, documents and instruments securing any of the Indebtedness shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

  Section 6.5 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

  Section 6.6 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

  Section 6.7 Governing Law. This Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of Mississippi.

  Section 6.8 Termination. Upon full and final payment and performance of the Indebtedness, this Agreement shall terminate, and the Secured Party shall pay to the Debtor all amounts then remaining in the possession of the Secured Party from collections on or proceeds of the Collateral. Upon request of the Debtor, the Secured Party shall execute and deliver to the Debtor at the Debtor's expense such termination statements as the Debtor may reasonably request to evidence such termination.

  Section 6.9 Successors and Assigns. (a) All covenants and agreements contained by or on behalf of the Debtor in this Agreement shall bind its successors and assigns and shall inure to the benefit of the Secured Party and its successors and assigns.

    (b) This Agreement is for the benefit of the Secured Party and for such other Person or Persons as may from time to time become or be the holders of any of the Indebtedness, and this Agreement shall be transferrable and negotiable, with the same force and effect and to the same extent as the Indebtedness may be transferrable, it being understood that, upon the transfer or assignment by the Secured Party of any of the Indebtedness, the legal holder of such Indebtedness shall have all of the rights granted to the Secured Party under this Agreement.

  Section 6.10 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    DEBTOR:

                                    THE PRESIDENT RIVERBOAT CASINO-
                                    MISSISSIPPI, INC.


                                    By: /s/ James A. Zweifel
                                       ---------------------------------------
                                       Name:    James A. Zweifel
                                       Title:   Executive Vice President and
                                                Chief Financial Officer


                                    SECURED PARTY:

                                    AMERICAN GAMING & ENTERTAINMENT, LTD.


                                    By: /s/ J. Douglas Wellington
                                       ---------------------------------------
                                       Name:    J. Douglas Wellington
                                       Title:   President & CEO